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                                                                   EXHIBIT 10.46


                   PHANTOM MEMBERSHIP PLAN EXCHANGE AGREEMENT



                 THIS PHANTOM MEMBERSHIP PLAN EXCHANGE AGREEMENT (this "Agreement") is made and dated as of September __, 1996, between LCC, L.L.C. (the "Company"), and __________________ (the "Employee").

                 WHEREAS, the Company has adopted the 1994 Phantom Membership Plan (the "Plan") and has made an award to Employee pursuant to the Plan;

                 WHEREAS, the Company and Employee have heretofore entered into an agreement pursuant to 1994 Phantom Membership Plan dated as of ____________ __, 199_, (the "PMP Agreement") which contains the terms and conditions of the award;

                 WHEREAS, the Plan provides that in the event of the Closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of shares of capital stock of the Company to the public, then the award shall be converted into shares of capital stock of the Company or, to the extent not vested, shall cease and be replaced by a comparable award in the discretion of the Company; and

                 WHEREAS, in connection with the proposed sale to the public by LCC International, Inc. of shares of its Class A Common Stock, par value $.01 per share, pursuant to the Registration Statement (File No. 333-6067) filed with the Securities and Exchange Commission, as amended (the "Initial Public Offering") and the proposed merger of the Company into LCC International, Inc. in connection with the Initial Public Offering (the "Merger"), the parties desire to enter into this Agreement modifying the PMP Agreement in order to provide for the conversion of the award into a grant of an option to purchase shares of Class A Common Stock of LCC International, Inc. ("Stock") with an option exercise price equal to 25% of the Initial Public Offering Price of the Stock.

                 NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

                 1.       CONVERSION OF PMP AWARD INTO DISCOUNT OPTION

                          Pursuant to the Plan, the Company has issued an award
in the amount of ________ (the "Applicable Percentage") entitling Employee to participate in distributable profits as determined by the LCC, L.L.C. Membership Committee. In connection with the Merger and the Initial Public Offering, upon the effectiveness of the Merger, the award shall be converted into an option under the LCC International, Inc. 1996 Employee Stock Option Plan to purchase _______________ shares of Class A Common Stock at an option exercise price equal to 25% of the Initial Public Offering Price of the Stock.
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                 2.       TERMS OF THE OPTION

                 The option shall terminate and all rights to purchase the shares of Stock thereunder shall cease upon the expiration of ten years after the date of the conversion. The option shall become vested over the same period that the award vested. The option shall not be transferable and may be exercised only by the Employee during his lifetime. If any Employee's employment with the Company terminates by reason of death or permanent and total disability, the Employee's option, whether or not then exercisable, may be exercised within 180 days after such death or disability (but not later than the date the option would otherwise expire). If the Employee's employment terminates for any reason other than cause, death or disability, the option held by the Employee will terminate 30 days after such termination (but not
later than the date the option would otherwise expire).    If the Employee's
employment terminates for cause, options held by Employee will terminate on such termination.

                 3. NO ASSIGNMENTS. This Agreement is personal to each of the parties hereto. Neither party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto. However, in the event of the death of the Employee, all rights to receive payments hereunder shall become rights of the Employee's estate.

                 4. AMENDMENT; MODIFICATION; WAIVER. No amendments or additions to this Agreement shall be binding unless in writing and signed by both of the parties hereto. No delay or failure at any time on the part of the Company in exercising any right, power or privilege under this Agreement, or in enforcing any provision of this Agreement, shall impair any such right, power, or privilege, or be construed as a waiver of any default or as any acquiescence therein, or shall affect the right of the Company thereafter to enforce each and every provision of this Agreement in accordance with its terms.

                 5. SECTION HEADINGS. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

                 6. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

                 7. NOTICES. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when hand delivered, sent by overnight courier, or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram, telecopy or telex, addressed as follows:





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                 If to the Company:

                          LCC L.L.C.
                          Arlington Courthouse Plaza II
                          2300 Clarendon Boulevard, Suite 800
                          Arlington, Virginia 22201
                          Telecopy No.:  (703) 243-4960
                          Attention:  General Counsel


                 If to the Employee:





or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                 8. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto, and supersede all prior oral or written agreements, commitments or understandings, with respect to the matters provided for herein.

                 9. INTERPRETATION. Each party hereto hereby acknowledges that:

                          (a)  the Employee is sophisticated and has
substantial experience in business, financial and legal matters; and

                          (b) there are no circumstances surrounding the
drafting or negotiations of this Agreement and no other reason that would or should require a court construing this Agreement to construe it more strictly or stringently against one party than against the other party.

                 10. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware, excluding the choice of law rules thereof.





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                 IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed and delivered in their names and on their behalf as of the date first above written.


Attest:                                  LCC, L.L.C.



                                         By:
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Secretary


                                         Date of Execution:  _____________, 1996


                                         EMPLOYEE



                                         ---------------------------------------


                                         Date of Execution:  _____________, 1996





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